      As filed with the Securities and Exchange Commission on July 25, 1996

                                                   Registration No. 33-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             OPTIMUMCARE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                            33-0218003
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

        30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, California 92677
               (Address of Principal Executive Offices) (Zip Code)

                             1987 STOCK OPTION PLAN
                            (Full title of the plan)

                                Edward A. Johnson
                         3001 Ivy Glenn Drive, Suite 219
                         Laguna Niguel, California 92677
                     (Name and address of agent for service)

                                 (714) 495-1100
          (Telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------
                                                Proposed
                                                maximum                Proposed maximum
Title of securities      Amount to be           offering prices        aggregate offering          Amount of
to be registered         registered             per share(1)           price(1)                    registration fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock,            751,500 shs.(2)        $.21-$.96875           $353,650.50                 $121.95
$.001 par value
- ---------------------------------------------------------------------------------------------------------------------------

(1) Based upon the exercise prices of 624,000 outstanding options which are being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended and based upon the average of the bid and asked prices as of July 23, 1996 for purposes of computing the registration fee on shares underlying 127,500 options not yet granted in accordance with Rules 457(h) and 457(c).

(2) Includes 430,000 shares issuable upon exercise of stock options which are a part of the 1987 Stock Option Plan and 321,500 shares issuable to employees of the Company upon exercise of non-qualified stock options, which are not part of the 1987 Stock Option Plan.

                              CROSS-REFERENCE SHEET
                             REQUIRED BY RULE 404(c)



Part I.  Information Required In The Section 10(a) Prospectus.

Item No.                                       Caption in Prospectus
- --------                                       ---------------------
1. Plan Information....................        Description of the 1987 Stock Option Plan

2. Registrant Information and Employee
   Plan Annual Information.............        Available Information

PROSPECTUS


                             OPTIMUMCARE CORPORATION

                                  Common Stock


         This Prospectus relates to shares of the Common Stock, $.001 par value ("Common Stock"), of OptimumCare Corporation (the "Company") which have been issued from time to time by the Company to employees, officers, directors, consultants and independent contractors upon their exercise of stock options granted under the 1987 Stock Option Plan, to Edward A. Johnson pursuant to the Stock Option Agreement dated October 17, 1988, as amended (the "E. Johnson Stock Option") and to Joseph H. Dadourian, Teri L. Jolin and Margaret M. Minnick, each pursuant to a separate Non-Qualified Stock Option Agreement dated April 24, 1996.


                           --------------------------

                             1987 STOCK OPTION PLAN
                           AND OTHER NON-PLAN OPTIONS

                           --------------------------



         THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.








                  The date of this Prospectus is July 19, 1996.

                              AVAILABLE INFORMATION


         The Company undertakes to provide without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents which have been or may be incorporated by reference into the Company's Registration Statement on Form S-8 other than exhibits to such documents (unless such exhibits specifically are incorporated by reference therein). Requests for such copies should be directed to Edward A. Johnson, President, OptimumCare Corporation, 30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, California 92677; Telephone (714) 495-1100.


                                      (ii)

                                TABLE OF CONTENTS

                                                                            PAGE

THE COMPANY...............................................................     1

DESCRIPTION OF THE 1987 STOCK OPTION PLAN.................................     1

Introduction..............................................................     1
General Purpose...........................................................     1
Shares Available..........................................................     1
Administration............................................................     2
Eligibility...............................................................     2
Grants of Options.........................................................     2
Exercise of Options.......................................................     2
Non-transferability.......................................................     3
Termination of Employment.................................................     3
Death or Disability.......................................................     3
Duration, Amendment and Termination.......................................     3
Participants; Options Outstanding.........................................     3

FEDERAL INCOME TAX CONSEQUENCES...........................................     4

ISO's Under the 1987 Plan.................................................     4
NSO's Under the 1987 Plan.................................................     6
Exercise of Options Through Use of Previously Acquired
  Common Stock of the Company.............................................     6

OTHER NON-PLAN OPTIONS....................................................     7

RESTRICTIONS ON RESALE....................................................     7

LEGAL MATTERS.............................................................     7

EXPERTS...................................................................     7

                                      (iii)

                                   THE COMPANY

                  OptimumCare Corporation (the "Company") was incorporated in California on November 25, 1986 and was reincorporated in Delaware on June 29, 1987. In mid-1987, the Company commenced the development and marketing of health care facility-based programs ("Programs") to be managed by the Company for the treatment of depression and certain other mental health disorders ("PsychPrograms"), as well as programs for alcohol and drug abuse ("Treatment Programs"). The Company contracts to establish Programs at a host health care facility and recruits and trains the staff needed to operate the Programs including a medical director, a program director, a psychologist, a chief therapist and one or more counselors or social workers. The host health care facility provides a specified number of beds for the Program, as well as all other support services required for the operation of the Program, including nursing, dietary, housekeeping, billing and other administrative functions.

                  The Company's executive offices are located at 30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, California 92677; telephone number (714) 495-1100.


                    DESCRIPTION OF THE 1987 STOCK OPTION PLAN

Introduction

         The summary of the 1987 Stock Option Plan ("1987 Plan"), included below highlights the principal features of that plan and is qualified in its entirety by reference to the 1987 Plan and the form of agreement to be received by the Company from those individuals who are granted options (the "Option Agreement"), copies of which are available from the Company's Secretary. The 1987 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

General Purpose

         On July 18, 1987, the Board of Directors of the Company originally adopted the 1987 Plan to provide officers, directors, employees, consultants and independent contractors with an opportunity to acquire, maintain and increase a proprietary interest in the Company and thus encourage those employees to continue their employment with the Company. Options granted under the 1987 Plan were designed either as incentive stock options ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or as nonstatutory stock options ("NSO's").

Shares Available

         The 1987 Stock Option Plan originally permitted the grant of options to acquire 455,000 shares of Common Stock of which 25,000 shares have previously been acquired upon exercise of options. A total of 302,500 shares of Common Stock are currently issuable upon exercise of outstanding options granted under the 1987 Plan, which may be authorized but unissued shares or shares reacquired by the Company at any time. There are currently 127,500 shares available for the grant of further options under the 1987 Plan.

         If an option granted under the 1987 Plan is not exercised prior to its expiration or otherwise terminates, the shares which are subject to that option will be available for the grant of further options under the 1987 Plan.

         The number of shares of Common Stock reserved for issuance under the 1987 Plan is subject to equitable adjustments for any recapitalizations, mergers, consolidations, stock dividends, split-ups, combinations, exchanges or any other similar changes which may be required to prevent dilution. Similarly, the Stock Option Committee which administers the 1987 Plan (the "Option Committee"), in its sole discretion, may adjust the number of shares a selected optionee is permitted to acquire if any event occurs prior to that employee's exercise of an option granted pursuant to the 1987 Plan which causes an increase or decrease in the amount of outstanding capital stock.

Administration

         The 1987 Plan is administered by the Option Committee, which consists of all of the members of the Company's Board of Directors. The Option Committee has the authority to determine who will receive options, the times those selected persons will receive and may exercise all or any part of those options and the number of shares to be subject to each option.

Eligibility

         Only officers, employees and directors who are also employees of the Company or any subsidiary are eligible to receive grants of ISO's. Officers, employees and directors (whether or not they are also employees) of the Company or any subsidiary, as well as consultants, independent contractors or other service providers of the Company or any subsidiary are eligible to receive grants of NSO's.

Grants of Options

         Options granted under the 1987 Plan entitle optionees to purchase shares of Common Stock at the exercise price specified in the Option Agreement. The 1987 Plan does not specify any maximum or minimum amount of options which may be granted to any optionee. However, no options shall be granted such that the aggregate fair market value (at the time options are granted) of the stock subject to all stock options granted to an optionee which are first exercisable during the same calendar year exceeds $100,000. Options may be granted for a term up to ten (10) years.

Exercise of Options

         The exercise price for each share which an optionee is entitled to purchase under an ISO may not be less than one hundred percent (100%) of the average fair market value of a share of Common Stock on the date of grant of the option; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant in the case of an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary. The Option Committee determines the fair market value of shares for this purpose.

         The exercise price per share which an optionee is entitled to purchase under an NSO shall be determined by the Option Committee but shall not be less than eighty-five percent (85%) of the fair market value per share of a share of Common Stock on the date of grant.

         The consideration to be paid for the shares to be issued upon exercise of an ISO or NSO, including the method of payment, shall be determined by the Option Committee and may consist of promissory notes, shares of the Common Stock of the Company or such other consideration and method of payment as may be permitted under applicable state and federal laws. Although, ISO's and NSO's granted under the 1987 Plan authorize the Board of Directors of the Company to permit an optionee to use shares of Common Stock of the Company to purchase shares upon exercise of an ISO or NSO, the Board of Directors does not intend to permit any non-employee of the Company to do so in order to avoid variable accounting treatment in accordance with FASB 123 which became effective in October 1995. It is anticipated that this policy will continue in effect until such time as the 1987 Plan has been amended to provide that any shares so acquired must be held for six months prior to any disposition thereof.

Non-transferability

         Options granted under the 1987 Plan are not transferable, otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, options are exercisable only by such optionee.

Termination of Employment

         If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary for any reason other than cause, death or disability, all options granted to such optionee under the 1987 Plan will terminate not later than three (3) months thereafter.

Death or Disability

         If an optionee ceases to be employed by, or ceases to have a relationship with, the Company or any subsidiary by reason of death, such optionee's options may be exercised by the executor or administrator of such optionee's estate or heir within the six (6) months following the date of that optionee's death to the extent that the deceased optionee might have exercised the options at the date of death, except in no case shall an option be exercisable more than ten years after grant.

         In the event of termination of employment or relationship with the Company or any subsidiary due to disability (as defined in Section 22(e)(3) of the Code), an optionee will have the right, during the one (1) year period following the date of such termination, to purchase all or any part of the shares of Common Stock which such optionee would have been entitled to purchase if exercised on the date of such termination, except in no case shall an option be exercisable more than ten (10) years after grant.

Duration, Amendment and Termination

         Unless previously terminated, the 1987 Plan will terminate on July 28, 1997 and no options may be granted after that date under the 1987 Plan (although options granted before termination and exercisable afterwards will not be affected). The Option Committee may at any time and from time to time modify, amend, suspend or terminate the 1987 Plan. However, except in certain limited circumstances, the Option Committee may not increase the maximum number of shares which may be purchased pursuant to options granted under the 1987 Plan, either in the aggregate or by an optionee; change the designation of the class of employees eligible to receive ISO's; extend the term of the 1987 Plan or the maximum option period thereunder; decrease the minimum ISO exercise price or permit reductions of the price at which shares may be purchased for ISO's; or cause ISO's issued under the 1987 Plan to fail to meet the requirements of incentive stock options under Section 422A of the Code. No termination or amendment of the 1987 Plan may terminate an option or adversely affect an optionee's rights without the optionee's consent.

Participants; Options Outstanding

         As of June 1, 1996, eight individuals held options to purchase an aggregate of 302,500 shares of Common Stock under the 1987 Plan. The following table sets forth information concerning the number of shares for which options were outstanding as of such date.

                                                                           EXERCISE
                                             ISO                            PRICE
      NAME OF           DATE OF              OR            NO. OF            PER                                   EXPIRATION
      GRANTEE            GRANT               NSO           SHARES           SHARE           TOTAL PRICE               DATES
- --------------------------------             ---           ------          --------         -----------            ----------
Randy                   09/28/89             NSO           16,640           $.66             $10,982.40             09/28/96
Glicksman

Edward A.               12/31/91             ISO           27,500           $.21             $ 5,775.00             12/30/96
Johnson

Randy                   12/31/91             NSO            8,360           $.21             $1,755.60              12/30/96
Glicksman

Michael                 12/31/91             ISO           25,000           $.21             $ 5,250.00             12/30/96
Callison

Paul Berlin             08/09/93             NSO          100,000           $.30             $30,000.00             08/08/98

Michael                 08/26/93             ISO           25,000           $.30             $ 7,500.00             08/25/98
Callison

Gary Dreher             08/26/93             ISO           25,000           $.30             $ 7,500.00             08/25/98

Amy Cramer              11/01/93             ISO           25,000           $.375            $ 9,375.00             10/31/98

Helen Tvelia            11/01/93             ISO           25,000           $.375            $ 9,375.00             10/31/98

Les Harman              01/01/94             ISO           25,000           $.67             $16,750.00             12/31/03


                         FEDERAL INCOME TAX CONSEQUENCES

ISO's Under the 1987 Plan

         Grant and Exercise of ISO's. In general, an optionee realizes no income upon the grant of 1987 Plan ISO's (assuming these options qualified as "incentive stock options" under the Code when they were granted) or upon the exercise of ISO's. But see, "Alternative Minimum Tax," below. The amount paid by the optionee for the Common Stock received pursuant to the exercise of ISO's will generally constitute his basis (or cost) for tax purposes. The holding period for such Common Stock generally begins on the date the optionee exercises ISO's. See below for a discussion of the exceptions to these general rules when the optionee uses previously acquired stock of the Company to exercise ISO's.

         Alternative Minimum Tax. Although no income is realized upon the exercise of ISO's, Section 56(b)(3) of the Code provides that the excess of the fair market value on the date of exercise of the Common Stock acquired pursuant to such exercise over the option price is an item of tax adjustment. As such, the exercise of ISO's may result in the optionee being subject to the "Alternative Minimum Tax" for the year ISO's are exercised. The "Alternative Minimum Tax" is calculated on a taxpayer's adjusted gross income, subject to special adjustments, plus specified items of tax preference minus specified itemized deductions. The resulting amount is the alternative minimum taxable income.

         The item of alternative minimum tax adjustment resulting from the exercise of ISO's is eliminated if the shares are disposed of in a "disqualifying disposition" -- that is, within one year of exercise or two years from the date of the option grant. Alternative Minimum Tax incurred by reason of the exercise of the ISO does not result, for regular income tax purposes, in an increase in basis of the shares acquired upon exercise. However, for the years after 1986, the alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular tax liability in a subsequent year, subject to certain limitations. The gain recognized upon a sale or exchange of shares acquired through the exercise of the ISO's will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

         The application of the Alternative Minimum Tax for each optionee will depend on such optionee's total income and deductions for the year of exercise. As such, the extent to which, if any, the tax adjustment item generated by the exercise of ISO's in conjunction with any other tax adjustment items or alternative minimum tax adjustments may result in an Alternative Minimum Tax liability for any optionee cannot be determined. Accordingly, each optionee should consult his own tax counsel to determine the potential impact of the Alternative Minimum Tax on his exercise of ISO's.

         Holding Requirements of ISO's. The Code requires that the optionee remain an employee of the Company or its subsidiaries at all times during the period beginning on the date that the ISO's are granted and ending on the day three (3) months (or one (1) year in the case of permanent and total disability) before the date that each ISO is exercised. Under the 1987 Plan, upon termination of employment for any reason other than cause, death or disability the options terminate three (3) months after the termination date unless by their terms the options terminate earlier. If termination occurs as a result of disability, the options will expire one (1) year after such termination unless they expire before that date by their terms Under the 1987 Plan, upon the termination of employment for cause, the ISO's expire thirty (30) days after termination unless by their terms the options terminate earlier. Therefore, if the options constituted incentive stock options at grant, permissible exercises after termination automatically meet the employment requirements.

         In order for an optionee exercising ISO's to qualify for the income tax free treatment set forth in the preceding section such optionee must not dispose of the Common Stock acquired pursuant to the exercise of ISO's within two (2) years from the date the ISO's were granted, nor within one (1) year after the exercise of ISO's. If the optionee meets these employment and holding requirements, any future gain or loss realized and recognized from the sale or exchange of the Common Stock should be long-term capital gain or loss, if the stock is held as a capital asset. If the optionee disposes of the shares of Common Stock acquired upon exercise of an ISO within two years from the granting of options or one year after the exercise of options (collectively, an "early disposition"), any gain will constitute, in the year of disposition, ordinary compensation income to the extent of the excess of the fair market value of the Common Stock on its acquisition date over the price paid for it by the optionee. Any additional gain will be treated as capital gain. If the optionee disposes of the shares of Common Stock at a loss, such loss will be a capital loss.

         For purposes of this section, the transfer of Common Stock by reason of the optionee's death does not constitute a disposition of the Common Stock. In addition, the transferee of the Common Stock is not subject to the holding and employment requirements.

         If an optionee dies while holding unexercised ISO's, his estate or other recipient ("Recipient") may exercise the ISO's in the same manner as the optionee except that the exercise period is changed as follows. The Recipient may exercise the ISO's for six (6) months following the optionee's death to the extent that the deceased optionee might have exercised the ISO's at the tune of death, except in no case shall an option be exercisable more than ten (10) years after grant. The Recipient is not subject to the ISO holding requirements set forth above, although the Recipient is subject to the general rules relating to the determination of long or short-term gains, i.e., the Recipient must hold the Common Stock for at least six months to get long-term capital gain. The cost basis of such Common Stock includes a proportionate share of the basis of options.

         If the Recipient disposes of options instead of exercising them, the incentive stock option rules discussed herein have no application. The Recipient-transferor will recognize either long or short-term capital gain or loss and the purchaser will not be subject to any of these rules.

NSO's Under the 1987 Plan

         In general, an optionee who receives an NSO realizes income either at the date of grant or at the date of exercise, but not at both. Unless the NSO has a "readily ascertainable fair market value" at the date of grant, the optionee recognizes no income on the date of grant and the compensatory aspects are held open until the NSO is exercised. In this case, upon exercise, the optionee will have compensation income to the extent of the difference between the fair market value of the stock at the tune of exercise and the exercise price paid by the optionee.

         An NSO is deemed to have a "readily ascertainable fair market value" if
(a) the NSO's are actively traded on an established market or (b) the fair market value can be measured with reasonable accuracy which means that (i) the NSO's are transferable, (ii) the NSO's are exercisable immediately in full,
(iii) the NSO's and underlying stock are not subject to restrictions which have a significant effect on the NSO's value and (iv) the fair market value of the "option privilege" is readily ascertainable.

Exercise of Options Through Use of Previously Acquired Common Stock of the
Company

         Under the 1987 Plan, in some circumstances an optionee may be allowed to use previously acquired Common Stock to exercise both ISO's and NSO's. Such previously acquired Common Stock may include Common Stock acquired pursuant to an earlier partial exercise of options. Generally the Internal Revenue Service (the "Service") recognizes that an exchange of Common Stock for other Common Stock does not constitute a taxable disposition of any shares of Common Stock. The Service treats such exchanges as two transactions. First, to the extent of the number of previously acquired shares of Common Stock, a share for share exchange occurs with each new share of Common Stock ("Carryover shares") succeeding to the cost basis and holding period of the old shares of Common Stock. Second, the remaining new shares of Common Stock are deemed acquired at a zero cost with their holding period commencing on the date of acquisition ("Noncarryover shares").

         The foregoing rules generally apply to the use of previously acquired Common Stock to acquire Common Stock under the 1987 Plan. An optionee may use Common Stock owned at the date options are exercised to acquire Common Stock upon exercise of the options. However, despite a "carryover" holding period, all of the new shares of Common Stock are still subject to the holding requirements discussed above. If optionee disposes of such Common Stock acquired pursuant to the exercises of ISO's before the later of two years from the granting or one year from exercise, an early disposition occurs first to the extent of the Noncarryover shares and then to the extent of the Carryover shares.

         In addition, if an optionee uses Common Stock acquired through a previous partial exercise of options ("First Stock") to acquire new Common Stock through an exercise of options ("Second Stock") before the First Stock has met the above holding requirements, the First Stock will be treated as having been disposed of in an early disposition. Therefore, the optionee will have to recognize ordinary compensation to the excess of the fair market value of the First Stock on its acquisition dates over its price paid. Despite the early disposition, any excess gain is not recognized, but is deferred and carried over to the Second Stock. If the First Stock is used to acquire other Common Stock which is not subject to the 1987 Plan, no early disposition will generally occur and the tax free exchange rules may apply.

         The discussion regarding the Federal income tax consequences of the 1987 Plan is intended only as a broad discussion of the general rules applicable to the grant and exercise of options and the acquisition and disposition of Common Stock acquired pursuant to the exercise of options. Specific situations may be subject to different rules and may result in different tax consequences. Each optionee is strongly urged to consult his or her own tax advisor with specific reference to the optionee's tax situation.

                             OTHER NON-PLAN OPTIONS

         Edward A. Johnson, the President of the Company, was granted options to purchase 222,500 shares of Common Stock on December 31, 1991 (the "E. Johnson Option") exercisable until December 31, 1996 at an exercise price of $.21 per share. Mr. Johnson is vested as to the right to purchase all 222,500 shares under the E. Johnson Option. The E. Johnson Option permits Mr. Johnson to exercise the options by the tender of cash or shares of Common Stock with equivalent value.

         Joseph H. Dadourian, Teri L. Jolin and Margaret M. Minnick, employees of the Company's subsidiary, Optimum Care Source, LLC, a California limited liability company, were each granted options to purchase 33,000 shares of Common Stock on April 24, 1996 at an exercise price of $.92 per share, 26,640 of which are exercisable until April 23, 2001 and 6,660 of which are exercisable until April 24, 2002.

                             RESTRICTIONS ON RESALE

         The Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended. Section 16(b) permits recovery by the Company of any profit realized by any officer or director of the Company from any purchase and sale, or sale and purchase, of Common Stock within any period of less than six months. For purposes of Section 16(b), the grant of an option, but not its exercise, is deemed to be a purchase of Common Stock. Affiliates of the Company who acquire shares of Common Stock of the Company pursuant to an option described in this prospectus will not be able to resell such shares of Common Stock in reliance upon this prospectus. Accordingly, affiliates of the Company exercising options must insure that any resale of shares of the Company's Common Stock acquired upon exercise complies with an available exemption from the registration provisions of the Federal securities law, such as Rule 144 under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Bruck & Perry, A Professional Corporation.

                                     EXPERTS

         The financial statements and financial statement schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company incorporates by reference into this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         3. The description of the Company's Common Stock, $.001 par value, contained in the Company's Registration Statement on Form S-18 filed under the Securities Act of 1933, as amended, Registration No. 33-16313-LA, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         See "Legal Matters" in the Prospectus. The information therein is incorporated herein by this reference.

Item 6.  Indemnification of Directors and Officers.

DELAWARE STATUTES

         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLES OF INCORPORATION

         Article VII of the Company's Certificate of Incorporation provides for the indemnification of the Company's directors under certain circumstances as follows:

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

BYLAWS

         The Company's Bylaws provide for the indemnification of the Company's directors, officers, employees, or agents under certain circumstances as follows:

         7.1 Authorization For Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 Advance of Expenses. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 Non-exclusivity. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

Exhibit Number                      Description
- --------------                      -----------
 4.1              Specimen of Common Stock Certificate. (Incorporated by
                  reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form S-18, File No. 33-16313-LA.)

 4.2 Restated Certificate of Incorporation. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1989.)

 4.3 Bylaws of the Company. (Incorporated by reference to the Company's Registration Statement on Form S-18, File No.
                  33-16313-LA.)

 5.1              Opinion of Bruck & Perry re: legality of shares.

23.1              Consent of Bruck & Perry.

23.2              Consent of Ernst & Young LLP.

99.1              1987 Stock Option Plan including Forms of Incentive Stock
                  Option Agreement and Non-Qualified Stock Option Agreement.

99.2              Stock Option Agreement dated December 31, 1991 between the
                  Company and Edward A. Johnson, as amended.

99.3 Non-Qualified Stock Option Agreement dated April 24, 1996 between the Company and Joseph H. Dadourian.

99.4 Non-Qualified Stock Option Agreement dated April 24, 1996 between the Company and Teri L. Jolin.

99.5 Non-Qualified Stock Option Agreement dated April 24, 1996 between the Company and Margaret M. Minnick.

Item 9.  Undertakings.

         A. The undersigned registrant hereby undertakes to file during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information set forth in the Registration Statement.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on June 26, 1996.

                                            OPTIMUMCARE CORPORATION,
                                            a Delaware corporation


                                            By: /s/ EDWARD A. JOHNSON
                                                -------------------------------
                                                Edward A. Johnson, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                               Title                                   Date
     ---------                               -----                                   ----
/s/ EDWARD A. JOHNSON       President, Chief Executive Officer, Principal        June 26, 1996
- -----------------------     Financial Officer* and Director
EDWARD A. JOHNSON


/s/ MICHAEL S. CALLISON     Director                                             June 26, 1996
- -----------------------
MICHAEL S. CALLISON


/s/ GARY L. DREHER          Director                                             June 27, 1996
- -----------------------
GARY L. DREHER


/s/ JON E. JENETT           Director                                             June 26, 1996
- -----------------------
JON E. JENETT


* The Principal Financial Officer is also the Principal Accounting Officer.

LIST OF EXHIBITS FOR FORM S-8


EXHIBIT NUMBER            DESCRIPTION
- --------------            -----------

5.1                       OPINION OF BRUCK & PERRY RE:
                          RE: LEGALITY OF SHARES

23.1                      CONSENT OF BRUCK & PERRY

23.2                      CONSENT OF ERNST & YOUNG LLP.

99.1                      1987 STOCK OPTION PLAN, INCLUDING
                          FORMS OF INCENTIVE STOCK OPTION
                          AGREEMENT AND NON-QUALIFIED
                          STOCK OPTION AGREEMENT.

99.2                      STOCK OPTION AGREEMENT DATED
                          OCTOBER 17, 1988 BETWEEN THE
                          COMPANY AND EDWARD A. JOHNSON,
                          AS AMENDED.

99.3                      NON-QUALIFIED STOCK OPTION AGREEMENT
                          DATED APRIL 24, 1996 BETWEEN THE
                          COMPANY AND JOSEPH H. DADOURIAN.

99.4                      NON-QUALIFIED STOCK OPTION AGREEMENT
                          DATED APRIL 24, 1996 BETWEEN THE
                          COMPANY AND TERI L. JOLIN.

99.5                      NON-QUALIFIED STOCK OPTION AGREEMENT
                          DATED APRIL 24, 1996 BETWEEN THE
                          COMPANY AND MARGARET M. MINNICK.
